As filed with the Securities and Exchange Commission on May 18, 2006
                            Registration No. 333-

                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                            --------------------

                       CABLEVISION SYSTEMS CORPORATION
           (Exact name of registrant as specified in its charter)

            DELAWARE
   (State or other jurisdiction of              11-3415180
   incorporation or organization)               (I.R.S. employer
                                                identification no.)

                             1111 STEWART AVENUE
                          BETHPAGE, NEW YORK 11714
        (Address of principal executive offices, including zip code)

                   CABLEVISION CHOICE 401(k) SAVINGS PLAN
                          (Full Title of Each Plan)

                             VICTORIA D. SALHUS
         SENIOR VICE PRESIDENT, DEPUTY GENERAL COUNSEL AND SECRETARY
                             1111 STEWART AVENUE
                          BETHPAGE, NEW YORK 11714
                   (Name and address of agent for service)

                               (516) 803-2300
        (Telephone number, including area code, of agent for service)

                               WITH A COPY TO:

                             LAURALYN G. BENGEL
                              SCHIFF HARDIN LLP
                              6600 SEARS TOWER
                           CHICAGO, ILLINOIS 60606
                               (312) 258-5500

                           -----------------------








                             CALCULATION OF REGISTRATION FEE

                                                                      Proposed          Proposed
                                                      Amount          maximum            maximum
                                                      to be        offering price       aggregate            Amount of
       Title of Securities to be Registered         registered       per share       offering price      registration fee
       ------------------------------------         ----------       ---------       --------------      ----------------
       Cablevision NY Group Class A Common          5,000,000        $20.76(1)       $103,800,000(1)       $11,106.60(1)
       Stock, par value $.01 per share

       Interest in the Plan                            (2)              (2)                (2)                  (2)

   (1) Estimated on the basis of $20.76 per share, the average of the high and low sales prices of Cablevision NY Group Class A Common Stock as reported on the New York Stock Exchange on May 12, 2006 pursuant to Rule 457(c) and (h) of the Securities Act of 1933.

   (2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Cablevision CHOICE 401(k) Savings Plan for which no separate fee if required.

   (3) Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by the Registrant are incorporated herein by reference:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

        (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

        (c)  All other reports filed by the Registrant pursuant to
             Section 13 or 15(d) of the Securities Exchange Act of 1934 since the end of 2005.

        (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A12B (File No. 001-14764) filed on March 9, 2001 and under the caption "Description of Cablevision NY Group Common Stock and Rainbow Media Group Tracking Stock" in the definitive proxy statement, constituting part of the Registrant's Proxy Statement on Schedule 14A (the "Proxy Statement") relating to the Class A Common Stock, filed with the Securities and Exchange Commission pursuant to Section 14 under the Securities Exchange Act of 1934 on October 13, 2000.

        All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13, 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein to be a part hereof from the date of filing of such documents.

   ITEM 4.   DESCRIPTION OF SECURIIES.

        Not applicable.

   ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

   ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

        The first paragraph of Article Ninth of the Registrant's Amended and Restated Certificate of Incorporation provides:

             The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. Such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

        Article VIII of the Registrant's By-Laws provides:

             A. The corporation shall indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or alleged action in any other capacity while serving as a director, officer, employee or agent, to the maximum extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide before such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by such person in connection with such proceeding. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided that, if the Delaware General Corporation Law so requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon receipt by the corporation of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article or otherwise.

             B. The right to indemnification and advancement of expenses conferred on any person by this Article shall not limit the corporation from providing any other indemnification permitted by law nor shall it be deemed exclusive of any other right which any such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law agreement, vote of stockholders or disinterested directors or otherwise.

             C. The corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

        The Registrant has entered into indemnification agreements with some of its officers and directors indemnifying such officers and directors from and against some expenses, liabilities or other matters referred to in or covered by Section 145 of the Delaware General Corporation Law. The Registrant maintains directors' and officers' liability insurance.

        Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. The second paragraph of Article Ninth of the Registrant's Amended and Restated Certificate of Incorporation provides for such limitation of liability.

   ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

   ITEM 8.   EXHIBITS.

        The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this Registration Statement. The Plan Sponsor has received from the Internal Revenue Service a determination that the Plan is qualified under Section 401 of the Internal Revenue Code and the Registrant will cause to be made all changes required by the Internal Revenue Service in order to continue to so qualify the Plan.

   ITEM 9.   UNDERTAKINGS

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13 or
   Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to
   Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethpage, New York, on this 18th day of May, 2006.




                                 CABLEVISION SYSTEMS CORPORATION



                                 By: /s/ Michael P. Huseby
                                     -----------------------------
                                         Michael P. Huseby
                                         Executive Vice President and
                                           Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes Michael P. Huseby, Jonathan D. Schwartz and Victoria D. Salhus, and any of them acting individually, with power of substitution to file one or more amendments, including Post-Effective Amendments, to this Registration Statement, which Amendments may make such changes as any of them deems appropriate, and each person whose signature appears below, individually and in each capacity stated below, hereby appoints Michael P. Huseby, Jonathan D. Schwartz and Victoria D. Salhus, and any of them acting individually, with full power of substitution, as Attorney-in-Fact to execute his or her name and on his or her behalf to file any such Amendments to this Registration Statement.

    SIGNATURE                             TITLE                DATE
    ---------                             -----                ----

    /s/ James L. Dolan          Chief Executive Officer,   May 18, 2006
    --------------------------  President and Director
    James L. Dolan              (Principal Executive
                                Officer)

    /s/ Michael P. Huseby       Executive Vice President   May 18, 2006
    --------------------------  and Chief Financial
    Michael P. Huseby           Officer (Principal
                                Financial Officer)

    SIGNATURE                             TITLE                DATE
    ---------                             -----                ----

    /s/ Wm. Keith Harper        Senior Vice President      May 18, 2006
    --------------------------  and Controller
    Wm. Keith Harper            (Principal Accounting
                                Officer)

    /s/ Charles F. Dolan        Chairman of the Board of   May 18, 2006
    --------------------------  Directors
    Charles F. Dolan

    /s/ Rand Araskog            Director                   May 18, 2006
    --------------------------
    Rand Araskog


    /s/ Frank Biondi            Director                   May 18, 2006
    --------------------------
    Frank Biondi

    /s/ Marianne Dolan Weber    Director                   May 18, 2006
    --------------------------
    Marianne Dolan Weber


    /s/ Patrick F. Dolan        Director                   May 18, 2006
    --------------------------
    Patrick F. Dolan


    /s/ Charles D. Ferris       Director                   May 18, 2006
    --------------------------
    Charles D. Ferris


    /s/ Richard H. Hochman      Director                   May 18, 2006
    --------------------------
    Richard H. Hochman


    /s/ Victor Oristano         Director                   May 17, 2006
    --------------------------
    Victor Oristano

    /s/ Thomas V. Reifenheiser  Director                   May 17, 2006
    --------------------------
    Thomas V. Reifenheiser

    SIGNATURE                             TITLE                DATE
    ---------                             -----                ----

    /s/ John R. Ryan            Director                   May 17, 2006
    --------------------------
    John R. Ryan


    /s/ Brian Sweeney           Director                   May 18, 2006
    --------------------------
    Brian Sweeney

    /s/ Vincent Tese            Director                   May 18, 2006
    --------------------------
    Vincent Tese


    /s/ Leonard Tow             Director                   May 18, 2006
    --------------------------
    Leonard Tow

        THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Registration
   Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethpage, New York, on May 18, 2006.


                                 CABLEVISION CHOICE 401(k) SAVINGS PLAN




                                 By: /s/ Lisa Questell
                                     -----------------------------------
                                     Chair, Cablevision Employee
                                     Benefit Plans Administrative
                                       Committee

                              INDEX TO EXHIBITS

   EXHIBIT
   NUMBER
   -------             EXHIBIT
                       -------

     23      Consent of KPMG LLP

     24      Power of Attorney (set forth on the signature page)